As filed with the Securities and Exchange Commission on June 11, 2015
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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TEAM HEALTH HOLDINGS, INC.	(Exact name of registrant as specified in its charter)	TEAM FINANCE LLC HEALTH FINANCE CORPORATION

Delaware	(State or other jurisdiction of incorporation or organization)	Delaware Delaware
36-4276525	(I.R.S. Employer or Identification No.)	20-3818106 20-3818041
265 Brookview Centre Way Suite 400 Knoxville, Tennessee 37919 (865) 693-1000	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	265 Brookview Centre Way Suite 400 Knoxville, Tennessee 37919 (865) 693-1000
c/o David Jones
Executive Vice President and Chief Financial Officer
265 Brookview Centre Way, Suite 400
Knoxville, Tennessee 37919
(865) 693-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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With copies to:

Edward P. Tolley III, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000
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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (3)

Common Stock, par value $0.01 per share
Preferred Stock
Debt Securities(4)
Guarantees of Debt Securities(5)
Depositary Shares(6)
Stock Purchase Contracts
Warrants(7)
Units(8)
Total

(1)
Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate amount of common stock, preferred stock, depositary shares, debt securities, guarantees of debt securities, warrants, stock purchase contracts and units (the foregoing, collectively and individually, the “Securities”) are being registered as may from time to time be issued at indeterminate prices (including any common stock, preferred stock or debt securities that may be issued upon conversion of, or in exchange for, common stock, debt securities or preferred stock registered hereunder or upon exercise of warrants registered hereunder, as the case may be).

(2)
Includes such indeterminate amounts of Securities as may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any Securities that provide for that issuance or adjustment. Also includes such indeterminate amount as may be issued in units. Separate consideration may or may not be received for any of these Securities.

(3)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis.

(4)
The debt securities may be issued at an original issue discount. The debt securities may be issued by one or more registrants and may be issued without guarantees or may be guaranteed by one or more of the registrants.

(5)
The debt securities may be issued without guarantees or may be guaranteed by one or more of the registrants. No separate consideration will be received for such guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantees.

(6)	Each depositary share will be issued under a depositary agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(7)	The warrants covered by this registration statement may be debt warrants, preferred stock warrants or common stock warrants.

(8)	Each unit will consist of one or more warrants, debt securities, stock purchase contracts, shares of common or preferred stock, depositary shares or any combination of such securities.

PROSPECTUS

Team Health Holdings, Inc.
Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Depositary Shares
Warrants
Stock Purchase Contracts
Units

Team Finance LLC
Health Finance Corporation
Debt Securities
Team Health Holdings, Inc. (“Team Health”), may offer and sell from time to time, in one or more series:

•	common stock;

•	preferred stock;

•	debt securities;

•	guarantees of debt securities;

•	depositary shares representing fractional interests in preferred stock;

•	warrants to purchase debt securities, preferred stock, depositary shares or common stock;

•	stock purchase contracts; and

•	units, comprised of two or more of any of the securities referred to above, in any combination.
Team Finance LLC (“Team Finance”), a wholly owned subsidiary of Team Health, may offer and sell debt securities, and Health Finance Corporation (“Health Finance”), a wholly owned subsidiary of Team Finance, may offer and sell debt securities as co-issuer from time to time, in one or more series.
In this prospectus, “we,” “us,” “our” and similar terms generally refer to Team Health, except in the context of debt securities, in which case “we,” “us,” “our” and similar terms generally refer to Team Finance and Health Finance, as co-issuers of such debt securities, unless otherwise provided in the applicable prospectus supplement.

We will determine when we sell securities, which may be sold on a continuous or delayed basis directly, to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and we and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. Our net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement. We also may provide investors with a free writing prospectus that includes this information. In addition, certain selling securityholders may offer and sell our securities from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.
Each time that we or any selling securityholders sell securities using this prospectus, we or any selling securityholders will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement or free writing prospectus will contain more specific information about the offering and the securities being offered, including the names of any selling securityholders, if applicable, the prices and our net proceeds from the sales of those securities. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.
You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities.
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Our common stock is listed on the New York Stock Exchange under the symbol “TMH”. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
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The date of this prospectus is June 11, 2015.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and/or certain selling securityholders, if applicable, may, from time to time, offer and/or sell securities in one or more offerings or resales. This prospectus provides you with a general description of the securities that we and/or certain selling securityholders may offer. Each time we sell securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the names of any selling securityholders, if applicable. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation by Reference” before making an investment in our securities. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We and any selling securityholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.
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RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under “Special Note Regarding Forward-Looking Statements,” you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by additional factors that apply to all companies generally, as well as other risks that are not known to us or that we currently do not consider to be material.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements made in, or incorporated by reference into, this prospectus and any applicable prospectus supplement or free writing prospectus that are not historical facts and that reflect our current view about future events and financial performance are hereby identified as “forward-looking statements.” Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should” “may,” “plan,” “project,” “predict” and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies. We caution readers of this prospectus and any applicable prospectus supplement or free writing prospectus that such “forward-looking statements,” including without limitation, those relating to our future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this prospectus and any applicable prospectus supplement or free writing prospectus or in other statements attributable to us, are necessarily estimates reflecting the judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward-looking statements.” For a discussion of factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements, see “Item 1A-Risk Factors” and “Item 7-Management's Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and under similar captions in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus.
Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made. We disclaim any intent or obligation to update “forward-looking statements” made in this prospectus to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
TEAM HEALTH HOLDINGS, INC.
We believe we are a leading provider of outsourced physician staffing solutions for hospitals in the United States. Through our 21 regional locations and multiple service lines, our more than 13,000 affiliated healthcare professionals provide emergency medicine, hospital medicine, anesthesia, urgent care, and pediatric staffing and management services to approximately 990 civilian and military hospitals, clinics, and physician groups in 47 states. We recruit and contract with healthcare professionals who then provide professional services within third-party healthcare facilities. We are a physician-founded organization with physician leadership throughout all levels of our organization. Since our inception in 1979, we have provided outsourced services in emergency departments (EDs).

We also provide comprehensive programs for anesthesiology, inpatient services (hospitalists comprising the specialties of internal medicine, orthopedic surgery, general surgery and OB/GYN), urgent care, pediatrics and other healthcare services, by providing permanent staffing that enables the management teams of hospitals and other healthcare facilities to outsource certain management, recruiting, hiring, payroll, billing and collection and benefits functions.
Team Finance is a 100%-owned finance subsidiary of Team Health and Health Finance is a 100%-owned finance subsidiary of Team Finance, each of which has nominal assets and conducts no operations.
Our principal executive office is located at 265 Brookview Centre Way, Suite 400, Knoxville, Tennessee 37919. Our phone number is (865) 693-1000. Our website address is www.teamhealth.com on which we post our key corporate governance documents, including our board committee charters and our Code of Conduct. We do not incorporate the information on our website in this prospectus and investors should not consider any information on, or that can be accessed through, our website as part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES, COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Fiscal Year Ended					Three Months Ended March 31, 2015
	December 31, 2010	December 31, 2011	December 31, 2012	December 31, 2013	December 31, 2014

Ratios of earnings to fixed charges(1)(2)	2.73x	7.98x	6.66x	9.46x	10.40x	11.64x

(1)
For purposes of computing the ratio of earnings to fixed charges, (a) earnings consist of earnings before income taxes, adjusted for equity investments and noncontrolling interests, plus fixed charges, and (b) fixed charges consist of interest expense, the amortization of debt issuance costs and discounts related to indebtedness, and the interest portion of rental expense.

(2)
Since there was no preferred stock outstanding during the periods presented, the ratio of earnings to combined fixed charges and preferred stock dividends does not differ from the ratio of earnings to fixed charges presented above.

USE OF PROCEEDS
In the case of a sale of securities by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of securities by any selling securityholders, we will not receive any of the proceeds from such sale.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms that are in our certificate of incorporation and by-laws. We refer you to our certificate of incorporation and by-laws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.
Authorized Capitalization
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of May 1, 2015, there were 72,016,781 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
Common Stock
Voting Rights. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.
Dividend Rights. Holders of common stock are entitled to receive dividends ratably if, as and when dividends are declared from time to time by our board of directors (the “Board”) out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below, if any. The amounts available to us to pay cash dividends may be restricted by our subsidiaries’ debt agreements. Our credit facilities impose restrictions on our ability to declare dividends with respect to our common stock. Any decision to declare and pay dividends in the future will be made at the discretion of our Board and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our Board may deem relevant.
Liquidation Rights. Upon liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and liquidation preferences on any outstanding preferred stock.
Other Matters. The common stock has no preemptive or conversion rights and is not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the common stock. All shares of our common stock that are be outstanding are fully paid and non-assessable.
Preferred Stock
Our certificate of incorporation authorizes our Board to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;

•
the number of shares of the series, which the board may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase of redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the affairs of our company;

•
whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price of prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of holders of the series.
Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws
Certain provisions of our certificate of incorporation and bylaws, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders. Provisions of our certificate of incorporation and bylaws specific to The Blackstone Group L.P. (“Blackstone”) or any of its respective affiliates or successors or any “group”, or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, have not been included in this summary as Blackstone is no longer a stockholder of ours.
Classified Board
Our certificate of incorporation provides that our Board is divided into three classes of directors, with the classes to be as nearly equal in number as possible. We have a classified Board, with two directors in Class I (Dr. Massingale and Mr. Herring), three directors in Class II (Messrs. Snow and Bierman and Ms. Grealy) and three directors in Class III (Messrs. Davenport and Kurtz and Ms. Gregg). The members of each class serve for a term expiring at the third succeeding annual meeting of stockholders. As a result, approximately one-third of our Board will be elected each year. A replacement director shall serve in the same class as the former director he or she is replacing. The classification of our Board will have the effect of making it more difficult for stockholders to change the composition of our Board. Our certificate of incorporation and the bylaws provide that the number of directors will be fixed from time to time pursuant to a resolution adopted by the Board, but must consist of not less than six or more than 15 directors.
Business Combinations
We have opted out of Section 203 of the DGCL; however, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by our Board and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is any person (other than us or any of our direct or indirect majority-owned subsidiaries) that (i) is the owner of 15% or more of our outstanding voting stock, or (ii) is our affiliate or associate and was the owner of 15% or more of our outstanding voting stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Our certificate of incorporation provides that any direct or indirect transferees of 15% or more of our voting stock, and any group as to which such persons are a party, will not constitute “interested stockholders” for purposes of this provision.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities. Our certificate of incorporation provides that no director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar business activities or lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us. In addition, in the event that any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us and they may take any such opportunity for themselves or offer it to another person or entity. Our certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the company. No business opportunity offered to any non-employee director will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.
Removal of Directors; Vacancies
Our certificate of incorporation and bylaws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least 75% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our amended and restated bylaws also provide that, except as set forth in the stockholders agreement, any vacancies on our Board will be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.
No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.
Calling of Special Meetings of Stockholders
Our certificate of incorporation provides that special meetings of our stockholders may be called at any time by the holders of a majority in voting power of all outstanding shares of our stock entitled to vote generally in the election of directors.
Stockholder Action by Written Consent
The DGCL permits stockholder action by written consent unless otherwise provided by our certificate of incorporation. Our certificate of incorporation precludes stockholder action by written consent.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.
Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.
Supermajority Provisions
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares of stock entitled to vote is required to amend a corporation’s certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation provides that the following provisions in the certificate of incorporation and bylaws may be amended only by a vote of at least 75% of the voting power of all of the outstanding shares of our common stock entitled to vote in the election of directors, voting together as a single class:

•	classified board (the election and term of our directors);

•	the resignation and removal of directors;

•	the provisions regarding competition and corporate opportunities;

•	the provisions regarding entering into business combinations with interested stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	filling vacancies on our board and newly created directorships;

•	the advance notice requirements for stockholder proposals and director nominations;

•	the indemnification provisions; and

•	the amendment provision requiring that the above provisions be amended only with a 75% supermajority vote.
In addition, our certificate of incorporation grants our Board the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our certificate of incorporation.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breaches of the fiduciary duty as a director, except for liability:

•	for breach of the duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends or stock repurchases); or

•	for transactions from which the director derived improper personal benefit.
Our certificate of incorporation and bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly obligated to advance certain expenses (including attorneys’ fees and disbursements and court costs) and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
Listing
Our common stock is listed on The New York Stock Exchange under the symbol “TMH.”

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
In this section, the “Issuers” refers to Team Finance and Health Finance and “we,” “us,” “our” and similar terms refer to Team Finance and Health Finance and not to Team Health. Team Finance is a 100%-owned finance subsidiary of Team Health. Any debt securities issued by Team Finance pursuant to this prospectus will be fully and unconditionally guaranteed by Team Health. Other than a restricted payments covenant contained in the credit agreement governing our senior secured credit facilities, there are no significant restrictions on the ability of Team Health to obtain funds from its subsidiaries by dividend or loan. The “Co-Issuer” refers to Health Finance and not any other entity. Health Finance is a 100%-owned finance subsidiary of Team Finance with nominal assets which conducts no operations and was formed solely for the purpose of being a co-issuer of debt securities issued by Team Finance. The Issuers will be jointly and severally liable for all obligations under our debt securities that they co-issue. We believe that some prospective purchasers of the debt securities may be restricted in their ability to purchase debt securities of partnerships or limited liability companies, such as Team Finance, unless the securities are jointly issued by a corporation. You should not expect the Co-Issuer to participate in servicing the principal and interest obligations on any debt securities.
The following summary of the terms of our debt securities describes general terms that apply to the debt securities. The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture among Team Finance, Health Finance, Team Health and Wells Fargo Bank, National Association, as trustee (such trustee or any successor trustee, the “Trustee”). The Indenture has been filed as an exhibit to the registration statement of which this prospectus is part. The terms of the debt securities will include those stated in the Indenture (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. The Indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. The debt securities of any series issued by the Issuers will have the benefit of a guarantee, which we refer to as the parent guarantee, by Team Health, which we refer to as the parent guarantor, and may have the benefit of future subsidiary guarantees, which we refer to as the subsidiary guarantees, by one or more of our subsidiaries, which we also refer to as the subsidiary guarantors. No such subsidiary guarantors have been included as registrants under the registration statement of which this prospectus forms a part and any such subsidiary guarantors will be added as registrants pursuant to a post-effective amendment. We refer to the parent guarantee and any subsidiary guarantees collectively as the guarantees and we refer to the parent guarantor and any subsidiary guarantors collectively as the guarantors. The parent guarantee and any subsidiary guarantees will be senior, senior subordinated or subordinated obligations and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of the respective parent guarantor and subsidiary guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term "guaranteed debt securities" means any debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more subsidiary guarantors pursuant to the Indenture.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our general, unsecured obligations and will rank equally with all of our other unsecured indebtedness.
You should read the particular terms of the debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the Indenture may be obtained from us or the Trustee.
General

We may issue the debt securities in one or more series, with the same or various maturities, at par or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, when applicable:

•	the issuer or issuers of the debt securities;

•	the title of the debt securities of the series;

•	the price or prices (expressed as a percentage of the principal amount thereof) at which debt securities of the series will be issued;

•	any limit on the aggregate principal amount of that series of debt securities;

•	whether such securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities;

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whether the debt securities of the series will be guaranteed by any subsidiary guarantors and, if so, the names of the subsidiary guarantors of the debt securities of the series and, to the extent that the terms of the subsidiary guarantee differ from those described in this prospectus, a description of the subsidiary guarantees;

•	the terms and conditions, if any, upon which the debt securities of the series shall be exchanged for or converted into other of our securities or securities of another person;

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if the debt securities of the series or the parent guarantee or, if applicable, any subsidiary guarantees will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

•	the date or dates on which we will pay the principal of the debt securities of the series;

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the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if applicable, used to determine those rates, the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates, the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

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the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, of the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index;

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if other than the corporate trust office of the Trustee, the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange and where notices and demands to or upon us in respect of the debt securities of the series may be served, and the method of such payment, if by wire transfer mail or other means;

•	if applicable, the period or periods within which, and the terms and conditions upon which we may, at our option, redeem debt securities of the series;

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the terms and conditions, if applicable, upon which the holders of debt securities may require us to repurchase or redeem debt securities of the series at the option of the holders of debt securities of the series;

•	the provisions, terms and conditions, if any, with respect to any sinking fund or analogous provision;

•	the authorized denominations in which the debt securities of the series will be issued, if other than minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•	the form in which the debt securities of the series are to be issuable;

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whether any fully regulated debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);

•	any depositaries, interest rate calculation agents, bid solicitation agents, conversion or exchange agents, exchange rate calculation agents or other agents;

•	the trustee for the debt securities, if other than the Trustee;

•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of maturity, if other than the full principal amount;

•	any addition to, or modification or deletion of, any covenant described in this prospectus or in the Indenture;

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any events of default, if not otherwise described below under “—Events of Default” and any change to the right of the trustee or the holders to declare the principal of any debt securities due and payable;

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if other than U.S. dollars, the currency, currencies or currency units of denomination of the debt securities of the series, which may be any foreign currency, and if such currency denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for the debt securities of the series will be payable, in which payments of principal and, if applicable, premium or interest on the debt securities of the series will be payable, and, if necessary, the manner in which the exchange rate with respect to such payments will be determined;

•	any listing of the debt securities on any securities exchange;

•	any additions or deletions to the defeasance or the satisfaction and discharge provisions set forth herein;

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if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

•	the priority and kind of any lien securing the debt securities and a brief identification of the principal properties subject to such lien;

•	additions or deletions to or changes in the provisions relating to modification of the Indenture set forth herein; and

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any other terms of the debt securities of the series and parent guarantee and, if applicable, any subsidiary guarantees (whether or not such other terms are consistent or inconsistent with any other terms of the Indenture).

As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.
Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.
The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.
Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “—Merger, Consolidation and Transfer of Assets,” there will be no limitation upon our ability to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.
Registration, Transfer and Payment
Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.
Unless otherwise indicated in the applicable prospectus supplement, debt securities will be issued in denominations of $2,000 or any integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States of America. However, we may, at our option, make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.
Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

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issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before delivery of a notice of a redemption for the debt securities of that series selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt security, or portion of any debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part.
Guarantees
Unless otherwise indicated in the applicable prospectus supplement, any series of our debt securities will be guaranteed by the parent guarantor. The parent guarantor will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on, and any other amounts payable with respect to, each debt security and the due and punctual performance of all of our other obligations under the Indenture with respect to the debt securities, all in accordance with the terms of such debt securities and the Indenture.
Any series of our debt securities may also be guaranteed by one or more of our domestic subsidiaries. However, the Indenture will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit us to designate other guarantors for any series of guaranteed debt securities in addition to or instead of any of the domestic subsidiaries. As a result, the guarantors of any series of our guaranteed debt securities may differ from the guarantors of any other series of our guaranteed debt securities. If we issue a series of guaranteed debt securities, the specific subsidiary guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.
If we issue a series of guaranteed debt securities, a description of some of the terms of the subsidiary guarantees of those debt securities will be set forth in the applicable prospectus supplement, which we will file with the SEC. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each subsidiary guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on, and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the Indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the Indenture.
Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable supplemental indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and the Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and the Indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.
The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees, which may include provisions that allow a subsidiary guarantor to be released from its obligations under its subsidiary guarantee under specified circumstances or that provide for one or more guarantees to be secured by specified collateral.
Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee of a senior debt security will be the senior and unsecured obligation of the applicable guarantor and will rank on parity in right of payment with all other unsecured and senior indebtedness and guarantees of such guarantor. Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee of a senior subordinated security will be the senior subordinated and unsecured obligation of the applicable guarantor and will rank junior in right of payment with all other unsecured and senior indebtedness and guarantees of such guarantor, on parity in right of payment with all other unsecured and senior subordinated indebtedness and guarantees of such guarantor and junior in right of payment with all other unsecured and subordinated indebtedness and guarantees of such guarantor. Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee of a subordinated debt security will be the subordinated and unsecured obligation of the applicable guarantor and will rank junior in right of payment with all other unsecured and senior and senior subordinated indebtedness and guarantees of such guarantor and on parity in right of payment with all other unsecured and subordinated indebtedness and guarantees of such guarantor.
Each guarantee (other than a secured guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any guarantor that has provided an unsecured guarantee of any debt securities, the holders of that guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the Indenture will not limit the ability of any guarantor to incur secured indebtedness or issue secured guarantees.
Unless otherwise expressly stated in the applicable prospectus supplement, each secured guarantee will be an unsubordinated obligation of the applicable guarantor and will rank on parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor, except that such secured guarantee will effectively rank senior to such guarantor’s unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured guarantee.
Book-entry Debt Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.
DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.
Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy. Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of DTC’s direct and indirect participants and not of DTC, us, any guarantor, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the Indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.
DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. None of us, any guarantor or the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if:

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DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 (if so required by applicable law or regulation) and a successor depositary for the debt securities of such series is not appointed within 90 days of such event, as the case may be, or

•	an event of default under the Indenture has occurred and is continuing with respect to the debt securities of any series, we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.
Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.
Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg. Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.
Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.
Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.
Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. None of us, any guarantor, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.
The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.
Redemption and Repurchase
The debt securities of any series may be redeemable at our option, or may be subject to mandatory redemption by us, as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us, at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.
Conversion and Exchange
The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for our common shares or other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.
Merger, Consolidation and Transfer of Assets
Unless otherwise specified in the applicable prospectus supplement, the Indenture provides that we will not, directly or indirectly, in any transaction or series of related transactions, consolidate with or merge with another person (whether or not we are the surviving company), or sell, transfer or lease or otherwise dispose of all or substantially all of the assets of us and our subsidiaries taken as a whole, to another person and we shall not permit any other person to consolidate with or merge into us unless:

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we shall be the continuing entity or the successor person shall (i) be a corporation, trust, limited liability company, partnership or other entity organized and validly existing under the laws of the United States of any state thereof or the District of Columbia and (ii) shall expressly assume by supplemental indenture reasonably satisfactory in form to the Trustee all of our obligations under the debt securities and the Indenture (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the Indenture);

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immediately after giving effect to a transaction described above, no event of default under the Indenture, and no event which, after notice or lapse of time or both would become an event of default under the Indenture, shall exist; and

•	the Trustee shall have received the officer’s certificate and opinion of counsel called for by the Indenture.
In the case of any such merger, consolidation, sale, transfer, lease or other disposition in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for us and may exercise every right and power of us under the Indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the Indenture and the debt securities issued under that indenture.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, any of the following events will be events of default with respect to the debt securities of any series:

(1)
default in payment of any interest on, or any Additional Amounts payable in respect of, any of the debt securities of a series when due and payable, and continuance of such default for a period of 30 days;

(2)
default in payment of any principal of, or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of a series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or common shares or other securities or property);

(3)	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

(4)
default in the performance of any covenant (other than a covenant that has been included in the indenture solely for the benefit of any other series of the debt securities) for 90 days after receipt of written notice of such default given by the Trustee or holders of not less than 25% in principal amount of the debt securities of such series;

(5)	specified events of bankruptcy, insolvency or reorganization with respect to us; or

(6)	any other event of default established for the debt securities of that series.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.
The Indenture provides that holders of not less than a majority in aggregate of principal amount of the then outstanding debt securities of any series may waive an existing default or event of default with respect to the debt securities of such series, except a continuing default or event of default in payment of principal of, or premium, if any, or interest, if any, or Additional Amounts, if any, or sinking fund payments, if any. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities of any series.
The Indenture provides that if an event of default (other than an event of default specified in clause (5) of the third preceding paragraph) occurs and is continuing with respect to any series of debt securities, either the Trustee or the holders of more than 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The Indenture also provides that if an event of default specified in clause (5) or clause (6) of the third preceding paragraph occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all outstanding debt securities will automatically become and be immediately due and payable without any declaration or other action on the part of the Trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences.
Subject to the provisions of the Trust Indenture Act of 1939 (the TIA) requiring the Trustee, during the continuance of an event of default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture with respect to that series. The Indenture requires our annual filing with the Trustee of a certificate which states whether or not we are in default under the terms of the Indenture.
No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

•	the holder gives written notice to the Trustee of a continuing event of default with respect to the debt securities of such series;

•
the holders of more than than 25% in aggregate principal amount of the outstanding debt securities of such series make a written request to the Trustee to institute proceedings in respect of such event of default;

•	the holder or holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against the losses, expenses and liabilities to be incurred in compliance with such request;

•	the Trustee for 90 days after its receipt of such notice, request and offer of indemnity fails to institute any such proceeding; and

•
no direction inconsistent with such written request is given to the Trustee during such 90 day period by the holders of a majority of the aggregate principal amount of the then outstanding debt securities of such series.

Notwithstanding any other provision of the Indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.
Modification, Waivers and Meetings
From time to time, we, any guarantors party to the Indenture and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment, may modify, amend, supplement or waive compliance with any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the Indenture. However, unless otherwise specified in the applicable prospectus supplement, no such modification, amendment, supplement or waiver may, among other things:

•	reduce the amount of debt securities of any series issued under the Indenture whose holders must consent to any amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities issued under the Indenture;

•
reduce the principal of or premium, if any, on or change the stated maturity of the principal of, or postpone the date fixed for, the payment of any sinking fund or analogous obligations with respect to any debt securities issued under the Indenture;

•	reduce the amount of principal of any original issue discount securities payable upon an acceleration of the maturity thereof;

•
waive any default or event of default in the payment of the principal of or interest, if any, on any debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in principal amount of the outstanding series of such debt securities and a waiver of the payment default that resulted from such acceleration);

•	change the currency in which debt securities are payable;

•
make any changes to the provisions of the Indenture relating to waivers of past defaults, rights of holders of debt securities to receive payment or limitations on amendments to the Indenture without the consent of all holders; or

•	waive any redemption payment with respect to a debt security of such series;
without in each case obtaining the consent of the holder of each outstanding debt security issued under the Indenture affected by the modification or amendment.

From time to time, we, any guarantors party to the Indenture and the Trustee, without the consent of the holders of any debt securities issued under the Indenture, may modify, amend, supplement or waive compliance with any provisions of the Indenture, among other things:

•	to cure any ambiguity or correct any inconsistency or defect under the indenture;

•	to evidence uncertificated debt securities in addition to or in place of certificated debt securities;

•	to evidence the succession of another person to us under the Indenture and the assumption by that successor of our covenants, contained in the Indenture and in the debt securities;

•	to add any additional events of default with respect to all or any series of debt securities;

•	to provide for addition of guarantees for the benefit of the holders of the debt securities of any series or to add a guarantor or obligor under the indenture;

•
to secure the debt securities of any series (or provide additional collateral) pursuant to the requirements of any covenant on liens in respect of such series or otherwise and provide the terms and conditions for the release or substitution of the debt security (or additional collateral);

•
to change or eliminate any provision of the Indenture, or to add any new provisions to the Indenture, provided that any such change, elimination or addition (A) shall (i) not apply to any outstanding debt securities issued prior to the date of such supplemental indenture or (ii) modify the rights of the holder of any debt security with respect to such provision in effect prior to the date or such supplemental indenture or (B) shall become effective only when no debt security of such series remains outstanding;

•
to add to, change or eliminate any of the provisions of this indenture in any manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•
to make any change that would provide additional rights or benefits to holders of the debt securities of such series or that does not adversely affect the holders’ rights under the Indenture in any material respect or surrender any right or power conferred upon us under the Indenture;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the Indenture;

•	to eliminate any conflict between the terms of this Indenture and the TIA;

•
to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series or to add to or change any of the provisions of the Indenture as are necessary to provide for or facilitate the administration of the Indenture by more than one trustee; or

•
to conform any provision of the Indenture or any debt securities of any series or guarantees or security documents to the description thereof reflected in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of such debt securities to the extent that such description was intended to be a verbatim recitation of a provision of the Indenture, the debt securities of such series or any related guarantees or security documents.
The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under “—Merger, Consolidation and Transfer of Assets” and certain other provisions of the Indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise provided in the applicable prospectus supplement, upon our direction, the Indenture shall cease to be of further effect with respect to any series of debt securities issued under the Indenture specified by us, subject to the survival of specified provisions of the Indenture (including the obligation to pay Additional Amounts to the extent described below and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when

•	either:

•
all of the debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

•
all of the debt securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or have been called for redemption and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of such debt securities, cash in U.S. dollars, non-callable U.S. government securities (or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations) or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

•
no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which we or any guarantor of such debt security is a party or by which we or any guarantor of such debt security is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

•	we or any guarantor of such debt securities has paid or caused to be paid all sums payable by it under the Indenture; and

•
we have delivered irrevocable instructions to the Trustee for such debt securities to apply the deposited money toward the payment of such debt securities at maturity or on the redemption date, as the case may be.

Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities and at any time, to have our obligations and the obligations of the guarantors of such debt securities, if any, discharged with respect to the outstanding debt securities of such series (“Legal Defeasance”). Legal Defeasance means that we and the guarantors of such debt securities, if applicable, shall be deemed to have paid and discharged the entire indebtedness represented by the debt securities of such series, and the Indenture shall cease to be of further effect as to all outstanding debt securities of such series, except as to:
(a)    rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, premium, if any, and interest, if any, on the debt securities of such series when such payments are due solely out of the trust funds referred to below;
(b)    our obligations with respect to the debt securities of such series concerning issuing temporary debt securities of such series, registration of debt securities of such series, mutilated, destroyed, lost or stolen debt securities of such series, and the maintenance of an office or agency for payment and money for security payments held in trust;
(c)    the rights, powers, trusts, duties and immunities of the Trustee for such debt securities of such series under the Indenture, and the obligations of us and any guarantor of such debt securities, if any, in connection therewith; and
(d)    the Legal Defeasance provisions of the Indenture.
In addition, we may, at our option and at any time, elect to have our obligations and the obligations of any guarantor of such debt securities, if applicable, released with respect to substantially all of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a default or event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events of default (not including certain bankruptcy events) will no longer constitute an event of default with respect to the debt securities of such series. Covenant Defeasance will not be effective until such bankruptcy events no longer apply. We may exercise our Legal Defeasance option regardless of whether we have previously exercised Covenant Defeasance.
Unless otherwise provided in the applicable prospectus supplement, in order to exercise either Legal Defeasance or Covenant Defeasance:
(a)   we must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities (or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations) or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest on the debt securities of such series on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the debt securities of such series;
(b)   in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States confirming that:
(i)  we have received from, or there has been published by the Internal Revenue Service, a ruling; or
(ii)  since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law;
in either case to the effect that, and based thereon this opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)   in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States confirming that, subject to customary assumptions and exclusions, the holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;
(d) no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);
(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound (other than that resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);
(f) we shall have delivered to the Trustee an officer’s certificate stating that the deposit was not made by it with the intent of preferring the holders of debt securities of such series over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and
(g) we shall have delivered to the Trustee an officer’s certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that the conditions provided for in, in the case of the officer’s certificate, clauses (a) through (f) and, in the case of the opinion of counsel, clauses (b) and/or (c) and (e) of this paragraph have been complied with.
If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the debt securities of such series when due, then our obligations and the obligations of our subsidiaries, if applicable, under the Indenture will be revived and no such defeasance will be deemed to have occurred.
Governing Law
The Indenture and the debt securities (including any guarantees endorsed on the debt securities, if any) will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
We will identify the trustee (if other than the Trustee) with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. The TIA limits the rights of a trustee, if the trustee becomes a creditor of ours to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the Indenture or resign as trustee.
The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.
If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of debt securities only after those holders have offered the Trustee indemnity satisfactory to it.

DESCRIPTION OF DEPOSITARY SHARES
We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary does not contain all of the information that may be important to you. The complete terms of the depositary shares will be set forth in the depositary agreement and depositary receipt for the applicable depositary shares. The forms of depositary agreement and related depositary receipt that will be entered into with respect to a particular offering of depositary shares will be filed as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. The particular terms of any depositary shares and the related depositary receipts and deposit agreement will be described in the applicable prospectus supplement. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
General
We may offer fractional shares of preferred stock of any class or series, rather than full preferred shares. If we do, we will deposit preferred stock of such class or series with a bank, trust company or other financial institution as depositary, with respect to such deposit agreement (the “Depositary”) and cause such Depositary to issue depositary receipts evidencing the related depositary shares, each of which will represent a fractional interest (to be set forth in the applicable prospectus supplement) of a share of such class or series, as the case may be, of preferred stock.
The preferred stock represented by depositary shares will be deposited under a separate depositary agreement between us and the applicable Depositary, which shall have an office in the United States and which has, or whose parent entity has, a combined capital and surplus (calculated on a consolidated basis) of at least $50,000,000. Subject to the terms of the depositary agreement, each holder of a depositary receipt issued under that depositary agreement will be entitled, in proportion to the applicable fraction of a preferred share represented by the related depositary share, to all the rights and preferences of the preferred stock represented thereby (including, if applicable and subject to the matters discussed below, any distribution, voting, redemption, conversion, exchange and liquidation rights).
The applicable prospectus supplement relating to the depositary shares offered thereby will set forth their specific terms, including, when applicable:

•
the terms of the class or series of preferred stock deposited by us under the related depositary agreement, the number of such depositary shares and the fraction of one share of such preferred stock represented by one such depositary share,

•	whether such depositary shares will be listed on any securities exchange; and

•	any other specific terms of such depositary shares and the related depositary agreement.
Depositary receipts may be surrendered for transfer or exchange at any office or agency of the relevant Depositary maintained for that purpose, subject to the terms of the related depositary agreement. Unless otherwise specified in the applicable prospectus supplement, depositary receipts will be issued in denominations evidencing any whole number of depositary shares. No service charge will be made for any permitted transfer or exchange of depositary receipts, but we or the Depositary may require payment of any tax or other governmental charge payable in connection therewith.
Pending the preparation of definitive depositary receipts, the Depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially similar to, and entitle the holders thereof to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter and, when definitive depositary receipts are available, temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Depositary will distribute all cash distributions received in respect of the deposited preferred shares to the record holders, as of the relevant record date, of depositary receipts relating to such preferred shares in proportion, insofar as possible, to the numbers of such depositary shares owned by such holders on such record date. The Depositary will distribute only such amount, however, as can be distributed without distributing to any holder of depositary receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Depositary for distribution to record holders of those depositary receipts.
In the event of a distribution in property other than in cash, the Depositary will distribute property received by it to the record holders, as of the relevant record date, of depositary receipts entitled thereto in proportion, insofar as possible, to the number of depositary shares owned by such holders on such record date. If, however, the Depositary determines that it is not feasible to make such distribution, it may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of such property and the distribution of the net proceeds from such sale to such holders.
The deposit agreement may also contain provisions relating to the manner in which any subscription or similar rights offering offered by us to holders of the related class or series of preferred shares will be made available to holders of depositary receipts.
The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the Depositary on account of taxes.
Redemption and Repurchase of Preferred Stock
If we redeem a class or series of preferred stock represented by depositary shares, the Depositary will redeem the depositary shares from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such class or series of preferred shares held by the Depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and of any other amounts or property per share payable upon such redemption with respect to the preferred stock so redeemed. Whenever we redeem preferred shares held by the Depositary, the Depositary will redeem as of the same date the number of depositary shares representing the preferred shares so redeemed, provided that we have paid in full to the Depositary the redemption price of the preferred shares to be redeemed plus any other amounts or property payable upon such redemption with respect to the shares to be so redeemed. If fewer than all the depositary shares are to be redeemed at our option, the depositary shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary. If the depositary shares evidenced by a depositary receipt are to be redeemed in part only, a new depositary receipt will be issued for any depositary shares not so redeemed.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the related depositary receipts with respect to the depositary shares so called for redemption will cease, except the right to receive any monies or other property payable upon redemption upon surrender of such depositary receipts to the Depositary.
Depositary shares, as such, are not subject to repurchase by us at the option of the holders. Nevertheless, if the preferred stock represented by depositary shares is subject to repurchase at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by the holders thereof to the Depositary with written instructions to the Depositary to instruct us to repurchase the preferred stock represented by the depositary shares evidenced by such depositary receipts at the applicable repurchase price. Upon receipt of such instructions and subject to our having funds legally available therefor, we will repurchase the requisite whole number of shares of such preferred stock from the Depositary, who in turn will repurchase such depositary receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of depositary shares representing one or more whole shares of the related preferred stock. The repurchase price per depositary share will be equal to the repurchase price and any other amounts or property payable per share upon such redemption with respect to the preferred shares multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be repurchased in part only, one or more new depositary receipts will be issued for any depositary shares not to be repurchased.
Withdrawal of Preferred Shares
Except as may be otherwise provided in the applicable prospectus supplement, any holder of depositary receipts, upon surrender of the depositary receipts at the applicable office or agency of the Depositary (unless the related depositary shares have previously been called for redemption), subject to the terms of the depositary agreement, may demand delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary receipts. Partial shares of preferred stock will not be issued. Holders shall only be entitled to request the withdrawal of one or more whole shares of the related preferred stock and must surrender depositary receipts evidencing depositary shares that in turn represent such whole shares of preferred stock. Holders of depositary receipts making such withdrawals will be entitled to receive whole preferred shares on the basis set forth in the related prospectus supplement, but holders of such whole shares of preferred stock will not thereafter be entitled to deposit such preferred stock under the depositary agreement or to receive depositary receipts therefor. If the depositary receipts surrendered by the holder in connection with such withdrawal evidence a number of depositary shares representing more than the number of whole preferred shares to be withdrawn, the Depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Voting Deposited Preferred Shares
Upon receipt of notice of any meeting at which the holders of any class or series of deposited preferred stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such class or series of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the relevant class or series of preferred stock) may instruct the Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by such depositary shares in accordance with such instructions, and we will take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock
Conversion and Exchange of Preferred Shares
If the preferred stock represented by depositary shares is exchangeable at our option for other securities, then, whenever we exercise our option to exchange all or a portion of such preferred stock held by the Depositary, the Depositary will exchange as of the same date a number of such depositary shares representing such preferred stock so exchanged, provided we shall have issued and delivered to the Depositary the securities for which such preferred stock is to be exchanged. The exchange rate per depositary share shall be equal to the exchange rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share. If less than all of the depositary shares are to be exchanged, the depositary shares to be exchanged will be selected by the Depositary by lot or pro rata or other equitable method, in each case as may be determined by us. If the depositary shares evidenced by a depositary receipt are to be exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be exchanged.

Depositary shares, as such, are not convertible or exchangeable at the option of the holders into other securities or property. Nevertheless, if the preferred stock represented by depositary shares is convertible into or exchangeable for other securities or property at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct us to cause conversion or exchange, as the case may be, of the preferred stock represented by the depositary shares evidenced by such depositary receipts into such number or amount of other securities, in authorized denominations, or other property, as the case may be, as specified in the related prospectus supplement. We, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders (or cause the Depositary to deliver to the holders) such number or amount of other securities, in authorized denominations, or other property, as the case may be (and, if required by the terms of the applicable preferred stock, cash in lieu of any fractional share). Notwithstanding the foregoing, holders shall only be entitled to request the conversion or exchange of depositary shares representing one or more whole shares of the related preferred stock. The exchange or conversion rate per depositary share shall be equal to the exchange or conversion rate per share of preferred stock multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.
Amendment and Termination of Depositary Agreement
Unless otherwise provided in this prospectus, the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may at any time be amended by agreement between us and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary receipts issued under any depositary agreement or the related depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which such depositary shares may be listed). In no event may any such amendment impair the right of any holder of depositary receipts, subject to the conditions specified in the deposit agreement, to receive the related preferred shares upon surrender of such depositary receipts as described above under “—Withdrawal of Preferred Shares.” Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the depositary agreement as amended thereby.
The depositary agreement automatically terminates if:

•	all outstanding depositary shares issued thereunder have been redeemed or repurchased by us;

•	each preferred share deposited thereunder has been converted into or exchanged for other securities or other property or has been withdrawn; or

•
there has been a final distribution in respect of the preferred shares deposited thereunder in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of related depositary receipts.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock or arising in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges, including any fee for withdrawal of their shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Resignation and Removal of Depositary
The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment by us of a successor Depositary and its acceptance of such appointment. The successor Depositary must be a bank, trust company or other financial institution selected by us having an office in the United States and otherwise meeting the requirements of the depositary agreement.
Miscellaneous
The Depositary will forward to the holders of the applicable depositary receipts all reports and communications from us which are delivered to the Depositary and which are intended for delivery to holders of the deposited preferred stock.
Neither the Depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of us and the Depositary under the depositary agreement will be limited to performance of our respective duties thereunder in good faith and without gross negligence and willful misconduct and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred stock unless satisfactory indemnity is furnished. We and any Depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other person believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS
The following is a summary of the general terms of warrants we may issue (either separately or together with other securities) and that we and/or certain selling securityholders may offer and sell. We may issue warrants to purchase common stock, preferred stock, debt securities or other securities of Team Health or any other entity or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. The warrants are to be issued under warrant agreements, or “warrant agreements,” each to be entered into between us and a bank, trust company or other financial institution, as warrant agent, all as described in the prospectus supplement relating to the particular issuance of warrants. The particular terms of any warrants and the related warrant agreement as well as the identity of the warrant agent will be described in the applicable prospectus supplement. The form of warrant agreement, including the form of certificate representing the applicable warrants, or “warrant certificate,” that will be entered into with respect to a particular offering of warrants will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the warrant agreements and warrants and the summary of some of the terms of the particular warrant agreement and warrants described in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the particular warrant agreement and the related warrant certificate, and you should read those documents for provisions that may be important to you. To the extent that any particular terms of any warrants or the related warrant agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.
General
The applicable prospectus supplement will include some or all of the following the terms of the warrants to be offered:

•	the title and aggregate number of the applicable warrants;

•
the designation, number (or amount) and terms of shares of common stock, preferred stock, depositary shares or debt securities, as the case may be, that may be purchased upon exercise of each warrant and the procedures that will result in the adjustment of those numbers;

•
the exercise price, or the manner of determining the price, at which the common shares, preferred shares, depositary shares or the amount of debt securities, as the case may be, may be purchased upon exercise of each warrant;

•	if other than cash, the property and manner in which the exercise price for the warrants may be paid;

•	any minimum or maximum number of warrants that are exercisable at any one time;

•	the dates or periods during which the warrants may be exercised;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	whether the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be separately transferable; and

•	any other terms of the warrants.
Exercise of Warrants
Each warrant will entitle the holder to purchase such number of common shares, preferred shares or depositary shares or such amount of debt securities, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a “cashless exercise”). Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.
No Rights as Holders of Shares
Holders of common stock, preferred stock or depositary share warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
We may offer share purchase contracts either separately or together with other securities offered hereby. The following description of the share purchase contracts provides certain general terms and provisions of the share purchase contracts to which any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of any share purchase contracts and, if applicable, any prepaid securities (as defined below), the share purchase contract and, if applicable, any related pledge or depositary agreement relating to any particular offering of share purchase contracts. The form of share purchase contract and, if applicable, the form of any related pledge or depositary agreement relating to any particular offering of share purchase contracts will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the share purchase contracts and the summary of some of the terms of the particular share purchase contracts and, if applicable, any related pledge or depositary agreements contained in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the particular share purchase contracts or share purchase units, as the case may be, and any related pledge or depositary agreement, and you should read those documents for provisions that may be important to you.
Share purchase contracts may include contracts obligating or entitling holders to purchase from us, and us to sell to holders, a specified number of shares of our common stock at a future date or dates. The consideration per share and the number of shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula in the share purchase contracts and may be subject to adjustment under anti-dilution or other formulas or provisions. We may issue the share purchase contracts separately or as a part of share purchase units consisting of a share purchase contract and other securities that may be sold by us pursuant to this prospectus, debt obligations of third parties (including U.S. Treasury securities) or any combination of the foregoing, which may secure the holders’ obligations to purchase the common shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase contracts or share purchase units, as the case may be, or vice versa. These payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances, we may deliver newly issued prepaid share purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing such holders’ obligations under the original share purchase contract.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the other securities comprising the units, including whether and under what circumstances those securities may be traded separately;

•	the terms of the unit agreement governing the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;

•	the United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.
This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus each time we issue units, and you should read those documents for provisions that may be important to you.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings with make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION
We and/or the selling securityholders, if applicable, may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•
the offering price of the securities and the proceeds to us and/or the selling securityholders, if applicable, and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers;

•	any options under which underwriters may purchase additional securities from us and/or the selling securityholder; and

•	any securities exchange or market on which the securities may be listed or traded.
Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.
We and/or the selling securityholders, if applicable, may distribute the securities from time to time in one or more transactions:

•	at a fixed price or at prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.
Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option), unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.
We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.
Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids.
Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.
Our common stock is listed on the New York Stock Exchange under the symbol “TMH”.
In compliance with the guidelines of the Financial Industry Regulatory Authority, which we refer to as FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA’s Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
There can be no assurance that we will sell all or any of the securities offered by this prospectus.
Agents, dealers and underwriters may be entitled to indemnification by us and the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.
The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
LEGAL MATTERS
Unless we state otherwise in the applicable prospectus supplement, the validity of any securities that may be offered by this prospectus will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The consolidated financial statements of Team Health Holdings, Inc. appearing in Team Health Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014 including the schedule appearing therein, and the effectiveness of Team Health Holding, Inc.’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to “incorporate by reference” information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, from their respective filing dates:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015;

•	Our Current Reports on Form 8-K filed on May 20, 2015 and June 10, 2015;

•
The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2015 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014; and

•
The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on December 14, 2009, including any subsequent amendment or any report filed for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been "furnished" to and not "filed" with the SEC.
Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.
You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
Team Health Holdings, Inc.
Attn: General Counsel
265 Brookview Centre Way
Suite 400
Knoxville, Tennessee 37919
(865) 693-1000

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, preferred stock, debt securities and guarantees thereof, depositary shares, warrants, stock purchase contracts and units, we refer you to the registration statement and to its exhibits and schedules.
We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public at the SEC’s internet site at http://www.sec.gov.
We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.teamhealth.com . Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement. In addition, our common stock is listed on the New York Stock Exchange (“NYSE”) and similar information concerning us can be inspected and copied at the NYSE, 11 Wall Street, New York, New York 10005.

_________________________
PROSPECTUS
_________________________

June 11, 2015

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth the various expenses payable by the registrants in connection with the distribution of the securities being registered hereby (other than underwriting discounts and commissions). All the amounts shown will be estimates, except the SEC registration fee. All of such expenses are being borne by the registrant.

SEC Registration Fee	$ *
Trustee’s Fees and Expenses	**
Printing and Engraving Expenses	**
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Rating Agency Fees	**
Blue Sky Fees and Expenses	**
Listing Fees	**
Miscellaneous Expenses	**

Total	$ **

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act.

**	Estimated expenses are not presently known. The applicable prospectus supplement will set forth the estimated amount of such expenses payable in respect of any offering of securities.
Item 15.    Indemnification of Directors and Officers
Section 102 of the DGCL, as amended, allows a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law or obtained an improper personal benefit. The certificate of incorporation and the by-laws, as applicable, of Team Health and Health Finance provide for such limitations.
Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the Delaware Court of Chancery or the court in which such action was brought believes that in light of all the circumstances indemnification should apply. The certificate of incorporation and the by-laws, as applicable, of Team Health and Finance Corporation provide for such indemnification.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever. The certificate of formation and the limited liability company agreement of Team Finance, as applicable, provide for such indemnification.
We have entered into indemnification agreements with each of our directors and officers providing for additional indemnification protection beyond that provided by the directors and officers liability insurance policy. In the indemnification agreements, we agree, subject to certain exceptions, to indemnify and hold harmless the director or officer to the maximum extent then authorized or permitted by the provisions of the certificate of incorporation, the DGCL, or by any amendment(s) thereto.
We and/or any selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities that are the subject of this registration statement, including liabilities arising under the Securities Act.
Item 16.       Exhibits.
Please see the Exhibit Index included herewith immediately following the signature pages hereto, which is incorporated by reference.
Item 17.   Undertakings
(a)    The undersigned registrants hereby undertake:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(b)    The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)    The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Team Health Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on June 11, 2015.
TEAM HEALTH HOLDINGS, INC.

By:    /s/ DAVID P. JONES
Name: David P. Jones
Title: Executive Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Michael D. Snow, David P. Jones and Heidi S. Allen and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form S-3, including a prospectus or an amended prospectus therein and any filings pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 11, 2015.

Signature	Title	Date

/s/ MICHAEL D. SNOW Michael D. Snow	President, Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2015

/s/ DAVID P. JONES David P. Jones	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 11, 2015

/s/ H. LYNN MASSINGALE, M.D. H. Lynn Massingale, M.D.	Executive Chairman and Director	June 11, 2015

/s/ JAMES L. BIERMAN James L. Bierman	Director	June 11, 2015

/s/ GLENN A. DAVENPORT Glenn A. Davenport	Director	June 11, 2015

/s/ MARY R. GREALY Mary R. Grealy	Director	June 11, 2015

/s/ JOSEPH L. HERRING Joseph L. Herring	Director	June 11, 2015

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Team Finance LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on June 11, 2015.
TEAM FINANCE LLC

By:    /s/ DAVID P. JONES
Name: David P. Jones
Title: Executive Vice President and Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Michael D. Snow, David P. Jones and Heidi S. Allen and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form S-3, including a prospectus or an amended prospectus therein and any filings pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 11, 2015.

Signature	Title	Date

/s/ MICHAEL D. SNOW Michael D. Snow	President, Chief Executive Officer and Representative (Principal Executive Officer)	June 11, 2015

/s/ DAVID P. JONES David P. Jones	Executive Vice President, Chief Financial Officer and Representative (Principal Financial Officer and Principal Accounting Officer)	June 11, 2015
Sole Managing Member
Team Health Holdings, Inc.
By:    /s/ DAVID P. JONES
Name: David P. Jones
Title: Executive Vice President and Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Health Finance Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on June 11, 2015.
HEALTH FINANCE CORPORATION

By:    /s/ DAVID P. JONES
Name: David P. Jones
Title: Executive Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Michael D. Snow, David P. Jones and Heidi S. Allen and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form S-3, including a prospectus or an amended prospectus therein and any filings pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 11, 2015.

Signature	Title	Date

/s/ MICHAEL D. SNOW Michael D. Snow	President, Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2015

/s/ DAVID P. JONES David P. Jones	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	June 11, 2015

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement for common stock*

1.2	Form of Underwriting Agreement for preferred stock*

1.3	Form of Underwriting Agreement for debt securities*

1.4	Form of Underwriting Agreement for depositary shares*

1.5	Form of Underwriting Agreement for warrants*

1.6	Form of Underwriting Agreement for stock purchase contracts*

1.7	Form of Underwriting Agreement for units*

4.1	Certificate of Incorporation of Team Health Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K (File No. 001-34583), filed by the Company on December 18, 2009)

4.2	Amended and Restated By-laws of Team Health Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K (File No. 001-34583), filed by the Company on December 23, 2014)

4.3
Form of Indenture among Team Finance LLC, Health Finance Corporation, Team Health Holdings, Inc. and any other Guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee**

4.4	Form of Warrant Agreement*

4.5	Form of Warrant Certificate*

4.6	Form of Unit Agreement*

4.7	Form of Unit*

4.8	Form of Stock Purchase Contract Agreement*

4.9	Form of Stock Purchase Contract*

4.10	Form of Depositary Agreement for Depositary Shares*

5.1	Opinion of Simpson Thacher & Bartlett LLP**

12.1	Computation of Ratio of Earnings to Fixed Charges, Combined Fixed Charges and Preferred Stock Dividends**

23.1	Consent of Independent Registered Public Accounting Firm**

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)**

24.1	Powers of Attorney (included on signature pages)

25.1	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 for the Debt Securities**

* To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
** Filed herewith.